EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Omphalos, Corp. (the "Company") on Form 10-K for the period ended December 31, 2013 (the "Report"), the undersigned officer of the Company hereby certifies, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, to such officer’s knowledge that:

(i) the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

March 24, 2014	/s/ Sheng-Peir Yang

Sheng-Peir Yang
Chief Executive Officer